Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williams.com

DATE: April 29, 2015

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege 918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners Reports First Quarter 2015 Financial Results

•	First Quarter 2015 Adjusted EBITDA is $917 million, Up 19% on Access Midstream Merger

•	Distributable Cash Flow (DCF) of $646 Million, Up 11%

•	Fee-Based Revenue Up $490 Million or 66% Primarily on Access Merger, Major Projects Placed into Service

•	Excluding Merger, Williams Partners 1Q 2015 Fee-Based Revenue Up $121 Million, or 16%

•	Expect Geismar at Base Plant’s Production Rate in April and May, Full Expanded Production in June

•	Reaffirming Adjusted EBITDA Guidance for 2015-2017 with 2015 Expected to Be Near Low End of Range on Extended Geismar Ramp-Up and Effects of Low Commodity Prices

•	Reaffirming Williams Partners Per Unit Distribution Guidance of $3.40 in 2015 with 7% to 11% Annual LP Unit Distribution Growth Rate through 2017 with Growing Coverage

•	Williams Partners Analyst Day Set for May 13

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited financial results for first quarter 2015, during which time Williams Partners and Access Midstream Partners, L.P. (formerly NYSE: ACMP) merged to form one master limited partnership (MLP). Financial information for periods prior to July 2014 – when Williams (NYSE: WMB) acquired control of Access Midstream – represents pre-merger Williams Partners and excludes Access Midstream.

Summary Financial Information	1Q
Amounts in millions, except coverage ratio amounts. All income amounts attributable to Williams Partners L.P.	2015	2014
(Unaudited)

Williams Partners
Adjusted EBITDA (1)	$917	$768
DCF attributable to partnership operations (1)	$646	$582
Cash distribution coverage ratio (1)	.89x	1.03x
Net income	$89	$352

(1)	Adjusted EBITDA, distributable cash flow (DCF) and cash distribution coverage ratio are non-GAAP measures. Financial information for first quarter 2014 represents Williams Partners L.P. on a basis that is prior to the merger with Access Midstream Partners, L.P. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

Williams Partners reported first quarter 2015 adjusted EBITDA of $917 million, a $149 million, or 19 percent, increase from first quarter 2014.

The increase in adjusted EBITDA for first quarter 2015 is due primarily to the contribution of approximately $314 million of adjusted EBITDA from Access Midstream as a result of the merger, $69 million higher adjusted EBITDA for the Atlantic-Gulf, and $46 million higher adjusted EBITDA from Northeast G&P. Partially offsetting these increases were a $229 million decrease at NGL & Petchem Services due primarily to $173 million of business interruption proceeds included in adjusted EBITDA in 2014 and a $50 million decrease in the West due to lower NGL margins.

The increase in adjusted EBITDA in first quarter 2015 was also driven by $490 million, or 66 percent, higher fee-based revenues compared with first quarter 2014. The merger with Access Midstream contributed $369 million and Atlantic-Gulf and Northeast G&P improved $79 million and $43 million, respectively. Excluding the Access Midstream merger, Williams Partners first-quarter 2015 fee-based revenue was up $121 million, or 16 percent. Additionally, the proportional EBITDA from non-consolidated joint ventures increased $90 million for first quarter 2015 versus first quarter 2014, primarily from the addition of Access Midstream’s joint ventures.

Partially offsetting the increases described above, were lower results from Williams Partners’ Geismar plant. The Geismar plant was off-line for first quarter 2014; however, this period included $173 million of business interruption insurance proceeds included in adjusted EBITDA in 2014. Additionally, first quarter 2015 included $162 million higher operating and general and administrative expenses versus first quarter 2014 primarily as a result of the Access Midstream merger. Commodity margins totaled $56 million, down $105 million due primarily to low NGL prices.

Williams Partners reported unaudited first quarter 2015 net income of $89 million compared with $352 million in first quarter 2014. The decrease is primarily due to the absence of $125 million of Geismar business interruption insurance proceeds received in first quarter 2014 and a sharp decline in NGL margins, partially offset by new fee-based revenues from Gulfstar One and Transco expansion projects.

Distributable Cash Flow & Distributions

For first quarter 2015, Williams Partners generated $646 million in distributable cash flow (DCF) attributable to partnership operations, compared with $582 million in DCF attributable to partnership operations in first quarter 2014.

The $64 million increase in DCF for the quarter was driven by the $149 million net increase in adjusted EBITDA, partially offset by higher interest expense and maintenance capital expenditures primarily from the Access Midstream merger.

Williams Partners recently announced a regular quarterly cash distribution of $0.85 per unit for its common unitholders. The cash distribution is consistent with the partnership’s annual 2015 distribution guidance of $3.40 per unit announced on Feb. 18.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“First quarter 2015 results showed strong fee-based revenue growth from the Atlantic-Gulf and Northeast G&P operating areas as well as from the merger with Access. We expect the second quarter to be even higher with Gulfstar One and Keathley Canyon Connector nearing full production and additional projects being placed in service such as the Rockaway Lateral and the mainline portion of Leidy Southeast.”

“We’ve reaffirmed 2015-2017 guidance for Williams Partners, but we do expect 2015 adjusted EBITDA and DCF to be near the low end of the range due to the extended Geismar ramp-up and the effects of low commodity prices on producers’ volumes and ethylene margins. Our outlook for 2016 and 2017 remains unchanged and we are excited about the rapid growth in DCF and coverage for the balance of the year.”

“Our strategy remains sound and our backlog of projects to serve the demand side of the growing natural gas market continues to build.”

Business Segment Performance

Williams Partners	Adjusted EBITDA
Amounts in millions	1Q 2015	1Q 2014
Access Midstream (1)	$314	N/A
Atlantic-Gulf	335	266
NGL & Petchem Services (2)	7	236
Northeast G&P	100	54
West	162	212
Other	-1	—

Total	$917	$768

Schedules reconciling adjusted EBITDA to modified EBITDA and net income are attached to this news release.

(1)	First quarter 2014 represents pre-merger Williams Partners and excludes Access Midstream.
(2)	First quarter 2014 includes $173 million in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant.

Access Midstream

Access Midstream provides gathering, treating, and compression services to producers under long term, fee-based contracts in Pennsylvania, West Virginia, Ohio, Louisiana, Texas, Arkansas, Oklahoma, and Kansas. Access Midstream also includes a non-operated 50 percent interest in the Delaware Basin gas gathering system in the Mid-Continent region and a 49 percent interest in UEOM, a joint project to develop infrastructure for the gathering, processing and fractionation of natural gas and NGLs in the Utica Shale play in Eastern Ohio. Additionally, Access Midstream operates 100 percent of and owns an approximate average 45 percent interest in 11 natural gas gathering systems in the Marcellus Shale region.

Access Midstream reported adjusted EBITDA of $314 million for first quarter 2015. Williams Partners’ results for first quarter of 2014 are on a pre-merger basis and exclude Access Midstream. For first quarter 2014, Access Midstream reported $250 million of adjusted EBITDA. The increase in adjusted EBITDA between years was driven by higher fee-based volumes in the Utica, Eagle Ford and Haynesville areas.

Atlantic-Gulf

Atlantic-Gulf includes the Transco interstate gas pipeline and a 41-percent interest in the Constitution interstate gas pipeline development project, which we consolidate. The segment also includes the partnership’s significant natural gas gathering and processing and crude production handling and transportation in the Gulf Coast region. These operations include a 51-percent interest in Gulfstar One, a 50-percent interest in Gulfstream and a 60-percent interest in Discovery.

Atlantic-Gulf reported adjusted EBITDA of $335 million for first quarter 2015, compared with $266 million for first quarter 2014.

Adjusted EBITDA for the quarter increased primarily due to $79 million higher fee-based revenues from both Gulfstar One and higher transportation fee-based revenues on Transco associated with expansion projects, partially offset by lower NGL margins.

NGL & Petchem Services

NGL & Petchem Services includes an 88.5 percent interest in an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. This segment also includes midstream operations in Alberta Canada, including an oil sands offgas processing plant near Fort McMurray, 260 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50-percent interest in Overland Pass Pipeline.

NGL & Petchem Services reported adjusted EBITDA of $7 million for first quarter 2015, compared with $236 million for first quarter 2014.

The decrease in first-quarter 2015 adjusted EBITDA was primarily due to lower Geismar results. The prior year period Geismar results included $173 million of business interruption insurance proceeds included in adjusted EBITDA in 2014. For first quarter of 2015, the Geismar plant was off-line for most of the quarter and resumed consistent operations in late March. Additionally, adjusted EBITDA included $54 million lower commodity-related margins primarily at the Canadian operations and higher operating expenses related to the Geismar plant ramp-up.

Northeast G&P

Northeast G&P includes the partnership’s midstream gathering and processing business in the Marcellus and Utica shale regions, including Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 69-percent equity investment in Laurel Mountain Midstream, and its 58.4-percent equity investment in Caiman Energy II. Caiman Energy II owns a 50 percent interest in Blue Racer Midstream. This segment is in the early stages of developing large-scale energy infrastructure solutions for the Marcellus and Utica shale regions.

Northeast G&P reported adjusted EBITDA of $100 million for first quarter 2015, compared with adjusted EBITDA of $54 million for first quarter 2014.

The improved results are primarily due to a $43 million increase in fee-based revenues driven by 32 percent higher volumes primarily at Susquehanna Supply Hub and higher results from our investments in Blue Racer and Laurel Mountain Midstream. Additionally, Ohio Valley Midstream realized $7 million higher adjusted EBITDA driven by higher fee-based volumes and incremental new services.

West

West includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West reported adjusted EBITDA of $162 million for first quarter 2015, compared with $212 million for first quarter 2014.

Lower adjusted EBITDA for the quarter was due primarily to $40 million lower NGL margins from low NGL prices.

Guidance

Williams Partners is reaffirming its guidance for the years 2015 through 2017 provided on Feb. 18, 2015. We expect 2015 adjusted EBITDA and distributable cash flow to be near the low end of the range due to the extended Geismar ramp-up and the effects of low commodity prices on volumes and margins.

Williams Partners’ current guidance for its earnings and capital expenditures are displayed in the following table:

Williams Partners financial outlook and commodity price assumptions
	2015			2016			2017
(amounts in millions)	Low	Mid	High	Low	Mid	High	Low	Mid	High
Adjusted EBITDA	$4,300	$4,465	$4,630	$5,120	$5,315	$5,510	$5,750	$5,965	$6,180
Distributable Cash Flow (1)	$2,845	$3,010	$3,175	$3,475	$3,675	$3,875	$3,960	$4,185	$4,410
Total Cash Distributions	$3,010	$3,005	$2,995	$3,380	$3,440	$3,515	$3,770	$3,925	$4,090
Cash Distributions per LP Unit	$3.40	$3.40	$3.40	$3.64	$3.71	$3.78	$3.89	$4.04	$4.19
Cash Distribution Coverage Ratio (1)	.95x	1.00x	1.06x	1.03x	1.07x	1.10x	1.05x	1.07x	1.08x
Capital & Investment Expenditures
Growth	$3,250	$3,525	$3,800	$2,650	$2,925	$3,200	$2,550	$2,850	$3,150
Maintenance	$430	$430	$430	$430	$430	$430	$430	$430	$430

Total Capital & Investment Expenditures	$3,680	$3,955	$4,230	$3,080	$3,355	$3,630	$2,980	$3,280	$3,580

Commodity Price Assumptions
Crude Oil - WTI ($ per barrel)	$45.00	$55.00	$65.00	$53.75	$65.00	$76.25	$57.50	$70.00	$82.50
Natural Gas - Henry Hub ($/MMBtu)	$2.50	$3.00	$3.50	$2.75	$3.25	$3.75	$3.25	$3.75	$4.25
Composite NGL Barrel ($ per gallon)	$0.360	$0.450	$0.520	$0.410	$0.490	$0.560	$0.460	$0.550	$0.620
Crack Spread ($ per pound) (2)	$0.297	$0.350	$0.411	$0.323	$0.376	$0.443	$0.346	$0.395	$0.466
Ethylene spot - ($ per pound)	$0.360	$0.430	$0.500	$0.395	$0.465	$0.540	$0.430	$0.500	$0.580
Ethane- ($ per gallon)	$0.150	$0.190	$0.210	$0.170	$0.210	$0.230	$0.200	$0.250	$0.270
Propane ($ per gallon)	$0.500	$0.600	$0.700	$0.550	$0.650	$0.750	$0.600	$0.700	$0.800
Propylene Spot ($ per pound)	$0.405	$0.475	$0.545	$0.415	$0.485	$0.555	$0.430	$0.500	$0.570

(1)	Distributable cash flow and cash distribution coverage ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	Crack spread is based on delivered U.S. Gulf Coast ethylene and Mont Belvieu ethane.

Williams, Williams Partners Analyst Day Set for May 13

Williams and Williams Partners are scheduled to host their annual Analyst Day event May 13. During the event, Williams’ management will give in-depth presentations covering all of Williams’ and Williams Partners L.P.‘s energy infrastructure businesses. The event is scheduled from 8:30 a.m. to approximately 2:30 p.m. EDT.

On the day of the event, www.williams.com will feature presentation files for download along with a link to a live webcast. A replay of the Analyst Day webcast will be available for two weeks following the event.

First Quarter Materials to be Posted Shortly, Live Webcast Scheduled for Tomorrow

Williams Partners’ first quarter 2015 financial results will be posted shortly at www.williams.com. The information will include the data book and analyst package.

Williams and Williams Partners L.P. will jointly host a conference call and live webcast on Thursday, April 30, at 9:30 a.m. EDT. A limited number of phone lines will be available at (800) 475-3716. International callers should dial (719) 457-2660. A link to the live webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-Q

The company plans to file its first quarter 2015 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Definitions of Non-GAAP Financial Measures

This news release includes certain financial measures – adjusted EBITDA, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins and also in Canada. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, home heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale North American natural gas infrastructure, owns 60 percent of Williams Partners, including the general-partner interest. www.williams.com

Forward Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) and Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected levels of cash distributions by WPZ with respect to general partner interests, incentive distribution rights, and limited partner interests;

•	The levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this presentation. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand, and volatility of prices;

•

Inflation, interest rates, and fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this presentation. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ and WPZ’s annual reports on Form 10-K filed with the SEC on Feb. 25, 2015, and each of our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com .

# # #

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2015

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2014*					2015
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Williams Partners L.P.
Reconciliation of GAAP “Net Income” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income	$352	$223	$247	$462	$1,284	$112
Provision (benefit) for income taxes	8	5	10	6	29	3
Interest expense	106	126	154	176	562	192
Equity (earnings) losses	(23)	(32)	(85)	(88)	(228)	(51)
Other investing (income) loss	—	(1)	—	(1)	(2)	(1)
Proportional Modified EBITDA of equity-method investments	54	62	150	165	431	136
Depreciation and amortization expenses	208	207	364	372	1,151	419
Accretion for asset retirement obligations associated with nonregulated operations	3	6	3	5	17	7

Modified EBITDA	708	596	843	1,097	3,244	817

Adjustments
Estimated minimum volume commitments	—	—	47	(114)	(67)	55
Acquisition-related expenses	—	2	13	1	16	—
Merger and transition related expenses	—	—	11	30	41	32
Share of impairment at equity-method investment	—	—	—	—	—	8
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—
Loss related to Geismar Incident	—	—	5	5	10	1
Impairment of certain materials and equipment	—	17	—	35	52	3
Contingency loss (gain), net of legal costs	—	—	—	(143)	(143)	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—
Loss related to compressor station fire	6	—	—	—	6	—
Loss related to Opal incident	—	6	—	2	8	1
Loss on sale of equipment	—	—	—	7	7	—

Total EBITDA adjustments	60	121	64	(248)	(3)	100

Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917

Maintenance capital expenditures(1)						(54)
Interest expense (cash portion)(2)						(204)
Cash taxes						(1)
Income attributable to noncontrolling interests						(23)
WPZ restricted stock unit non-cash compensation						7
Plymouth incident adjustment						4

Distributable cash flow attributable to Partnership Operations						646

Total cash distributed						$725

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed						0.89

Net income divided by Total cash distributed						0.15

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. and the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Modified EBITDA:
Access Midstream	$—	$(2)	$254	$390	$642	$228
Northeast G&P	48	59	80	208	395	90
Atlantic-Gulf	266	270	271	258	1,065	335
West	212	199	224	188	823	161
NGL & Petchem Services	182	72	17	53	324	6
Other	—	(2)	(3)	—	(5)	(3)

Total Modified EBITDA	$708	$596	$843	$1,097	$3,244	$817

Adjustments:
Access Midstream
Acquisition-related expenses	$—	$2	$13	$1	$16	$—
Merger and transition costs	—	—	8	29	37	30
Loss on sale of equipment	—	—	—	7	7	—
Impairment of certain materials and equipment	—	—	—	12	12	1
Estimated minimum volume commitments	—	—	47	(114)	(67)	55

Total Access Midstream adjustments	—	2	68	(65)	5	86
Northeast G&P
Share of impairment at equity-method investment	—	—	—	—	—	8
Contingency (gain) loss, net of legal costs	—	—	—	(143)	(143)	—
Loss related to compressor station fire	6	—	—	—	6	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—
Impairment of certain materials and equipment	—	17	—	13	30	2

Total Northeast G&P adjustments	6	17	(12)	(130)	(119)	10
Atlantic-Gulf
Impairment of certain equipment	—	—	—	10	10	—
Total Atlantic-Gulf adjustments	—	—	—	10	10	—
West
Loss related to Opal incident	—	6	—	2	8	1

Total West adjustments	—	6	—	2	8	1
NGL & Petchem Services
Loss related to Geismar Incident	—	—	5	5	10	1
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—

Total NGL & Petchem Services adjustments	54	96	5	(66)	89	1
Other
WPZ conflicts committee costs associated with merger	—	—	3	1	4	2

Total Other adjustments	—	—	3	1	4	2

Total Adjustments	$60	$121	$64	$(248)	$(3)	$100

Adjusted EBITDA:
Access Midstream	$—	$—	$322	$325	$647	$314
Northeast G&P	54	76	68	78	276	100
Atlantic-Gulf	266	270	271	268	1,075	335
West	212	205	224	190	831	162
NGL & Petchem Services	236	168	22	(13)	413	7
Other	—	(2)	—	1	(1)	(1)

Total Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. and for the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

Williams Partners L.P.

Consolidated Statement of Income

(UNAUDITED)

	2014*					2015
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$763	$763	$1,066	$1,296	$3,888	$1,192
Product sales	930	853	942	796	3,521	519

Total revenues	1,693	1,616	2,008	2,092	7,409	1,711
Costs and expenses:
Product costs	769	724	807	716	3,016	463
Operating and maintenance expenses	248	251	354	424	1,277	380
Depreciation and amortization expenses	208	207	364	372	1,151	419
Selling, general, and administrative expenses	130	134	168	201	633	193
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—
Other (income) expense—net	17	27	3	(92)	(45)	17

Total costs and expenses	1,253	1,301	1,696	1,550	5,800	1,472

Operating income	440	315	312	542	1,609	239

Equity earnings (losses)	23	32	85	88	228	51
Other investing income (loss)—net	—	1	—	1	2	1
Interest incurred	(131)	(151)	(200)	(201)	(683)	(209)
Interest capitalized	25	25	46	25	121	17
Other income (expense)—net	3	6	14	13	36	16

Income before income taxes	360	228	257	468	1,313	115
Provision (benefit) for income taxes	8	5	10	6	29	3

Net income	352	223	247	462	1,284	112
Less: Net income attributable to noncontrolling interests	—	2	14	80	96	23

Net income attributable to controlling interests	$352	$221	$233	$382	$1,188	$89

Allocation of net income (loss) for calculation of earnings per common unit:
Net income attributable to controlling interests	$352	$221	$233	$382	$1,188	$89
Allocation of net income (loss) to general partner	180	157	187	232	756	195
Allocation of net income (loss) to Class B units	—	—	—	—	—	(2)
Allocation of net income (loss) to Class D units	14	18	17	24	73	68

Allocation of net income (loss) to common units	$158	$46	$29	$126	$359	$(172)

Net income (loss) per common unit	$.44	$.13	$.08	$.35	$.99	$(0.34)
Weighted-average number of common units outstanding (thousands)	361,620	361,620	362,064	362,556	361,968	507,001
Cash distributions per common unit	$.9045	$.9165	$.9285	$.8500	$3.5995	$.8500

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. in first quarter 2015.

Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

Williams Partners L.P.

Access Midstream

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Service Revenues	$—	$—	$292	$473	$765	$299

Segment costs and expenses:
Operating and maintenance expense	—	—	82	111	193	93
Selling, general, and administrative	—	2	37	46	85	57
Other (income) expense—net	—	—	3	20	23	1

Total segment costs and expenses	—	2	122	177	301	151
Proportional Modified EBITDA of equity-method investments	—	—	84	94	178	80

Modified EBITDA	—	(2)	254	390	642	228
Adjustments	—	2	68	(65)	5	86

Adjusted EBITDA	$—	$—	$322	$325	$647	$314

Distributions received	$31	$33	$78	$83	$225	$—

Operating statistics

Throughput, bcf per day (1)
Barnett shale			.876	.853	.865	.812
Eagle Ford shale			.348	.376	.362	.388
Haynesville shale			.714	.802	.758	.971
Marcellus shale			1.193	1.272	1.233	1.232
Utica shale			.418	.484	.451	.513
Mid-Continent			.554	.537	.545	.506

Total throughput			4.103	4.324	4.214	4.422

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. and the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

(1)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.

Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Gathering & processing	$90	$93	$99	$112	$394	$127
Production handling and transportation	3	2	4	5	14	4
Other fee revenues	6	12	11	15	44	11
Commodity-based revenues:
NGL sales from gas processing	2	2	2	3	9	2
Marketing sales	58	35	66	62	221	36
Other sales	—	—	—	—	—	—

	159	144	182	197	682	180
Intrasegment eliminations	—	—	—	(1)	(1)	—

Total revenues	159	144	182	196	681	180
Segment costs and expenses:
NGL cost of goods sold	1	—	—	(1)	—	1
Marketing cost of goods sold	57	37	65	62	221	36
Other segment costs and expenses	62	67	48	(59)	118	60
Intrasegment eliminations	—	—	—	(1)	(1)	—

Total segment costs and expenses	120	104	113	1	338	97

Proportional Modified EBITDA of equity-method investments	9	19	11	13	52	7

Modified EBITDA	48	59	80	208	395	90
Adjustments	6	17	(12)	(130)	(119)	10

Adjusted EBITDA	$54	$76	$68	$78	$276	$100

Operating statistics

Gathering and Processing**
Gathering volumes (Tbtu)	179	189	193	227	788	236
Plant inlet natural gas volumes (Tbtu)	29	27	30	32	118	34
Ethane equity sales (million gallons)	—	—	—	3	3	4
Non-ethane equity sales (million gallons)	2	1	3	2	8	2

NGL equity sales (million gallons)	2	1	3	5	11	6
Ethane production (million gallons)	1	1	1	30	33	4
Non-ethane production (million gallons)	38	37	42	40	157	45

NGL production (million gallons)	39	38	43	70	190	49

Laurel Mountain Midstream LLC (equity investment) - 100%
Gathering volumes (Tbtu)	34	36	38	40	148	40

*	Recast due to the change to Modified EBITDA as our measure of segment performance in first quarter of 2015.

**	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Gathering & processing	$16	$21	$21	$20	$78	$26
Production handling and transportation	307	293	296	328	1,224	377
Other fee revenues	30	29	28	27	114	29
Commodity-based revenues:
NGL sales from gas processing	20	25	19	14	78	11
Marketing sales	171	162	171	139	643	87
Other sales	1	1	2	(1)	3	—
Tracked revenues:	53	40	52	62	207	49

	598	571	589	589	2,347	579
Intrasegment eliminations	2	2	1	2	7	—

Total revenues	600	573	590	591	2,354	579

Segment costs and expenses:
NGL cost of goods sold	6	5	5	5	21	4
Marketing cost of goods sold	171	162	171	140	644	87
Other segment costs and expenses	137	128	133	164	562	142
Tracked costs	53	40	52	62	207	49
Intrasegment eliminations	2	2	1	1	6	—

Total segment costs and expenses	369	337	362	372	1,440	282

Proportional Modified EBITDA of equity-method investments	35	34	43	39	151	38

Modifed EBITDA	266	270	271	258	1,065	335
Adjustments	—	—	—	10	10	—

Adjusted EBITDA	$266	$270	$271	$268	$1,075	$335

Operating statistics

Gathering and Processing**
Gathering volumes (Tbtu)	28	31	30	27	116	34
Plant inlet natural gas volumes (Tbtu)	60	72	73	73	278	72

Ethane equity sales (million gallons)	2	6	8	2	18	11
Non-ethane equity sales (million gallons)	12	18	13	13	56	15

NGL equity sales (million gallons)	14	24	21	15	74	26

Ethane margin ($/gallon)	$.46	$.23	$.14	$(.03)	$.18	$.04
Non-ethane margin ($/gallon)	$1.10	$1.04	$1.00	$.69	$.96	$.43
NGL margin ($/gallon)	$1.02	$.82	$.68	$.59	$.77	$.26

Ethane production (million gallons)	45	57	60	59	221	38
Non-ethane production (million gallons)	71	87	92	93	343	94

NGL production (million gallons)	116	144	152	152	564	132

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	10	10	18	15	53	17
NGL production (million gallons)	47	54	65	61	227	62

Transcontinental Gas Pipe Line
Throughput (Tbtu)	949.2	796.8	821.3	887.3	3,454.6	1,005.1
Avg. daily transportation volumes (Tbtu)	10.5	8.8	8.9	9.6	9.5	11.2
Avg. daily firm reserved capacity (Tbtu)	9.6	9.4	9.5	9.9	9.6	10.5

*	Recast due to the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

**	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams Partners L.P.

West

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Gathering & processing	$132	$141	$144	$143	$560	$138
Production handling and transportation	116	112	113	117	458	116
Other fee revenues	8	8	8	8	32	8
Commodity-based revenues:
NGL sales from gas processing	103	95	116	88	402	48
Marketing sales	30	28	29	20	107	10
Other sales	12	9	10	6	37	6
Tracked revenues	—	1	—	—	1	—

	401	394	420	382	1,597	326
Intrasegment eliminations	—	(1)	—	—	(1)	—

Total revenues	401	393	420	382	1,596	326

Segment costs and expenses:
NGL cost of goods sold	38	35	41	33	147	23
Marketing cost of goods sold	30	27	29	19	105	10
Other cost of goods sold	4	6	4	4	18	3
Other segment costs and expenses	117	126	122	138	503	129
Tracked costs	—	1	—	—	1	—
Intrasegment eliminations	—	(1)	—	—	(1)	—

Total segment costs and expenses	189	194	196	194	773	165

Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—

Modifed EBITDA	212	199	224	188	823	161
Adjustments	—	6	—	2	8	1

Adjusted EBITDA	$212	$205	$224	$190	$831	$162

Operating statistics

Gathering and Processing
Gathering volumes (Tbtu)	229	230	238	234	931	223
Plant inlet natural gas volumes (Tbtu)	249	246	267	261	1,023	254

Ethane equity sales (million gallons)	4	5	7	4	20	2
Non-ethane equity sales (million gallons)	69	71	90	80	310	74

NGL equity sales (million gallons)	73	76	97	84	330	76

Ethane margin ($/gallon)	.12	.22	.21	.17	.19	.39
Non-ethane margin ($/gallon)	.94	.84	.81	.66	.81	.34
NGL margin ($/gallon)	.89	.80	.77	.64	.77	.34

Ethane production (million gallons)	60	86	64	40	250	33
Non-ethane production (million gallons)	233	232	255	245	965	236

NGL production (million gallons)	293	318	319	285	1,215	269

Northwest Pipeline LLC
Throughput (Tbtu)	192.4	141.3	156.7	196.6	687.0	202.7
Avg. daily transportation volumes (Tbtu)	2.1	1.6	1.7	2.1	1.9	2.3
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0

Former ACMP Gathering Operations Throughput, bcf per day(1)
Niobrara	—	—	.030	.034	.032	.039

(1)	Throughput represents the net throughput allocated to the Partnership’s interest.

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. and the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Production handling and transportation	$7	$7	$7	$7	$28	$7
Other fee-based revenues	33	33	33	35	134	41
Commodity-based revenues:
NGL sales from gas processing	54	32	31	41	158	28
Olefin sales	79	96	73	93	341	71
Marketing sales	698	680	748	589	2,715	378
Other sales	11	11	8	5	35	4

	882	859	900	770	3,411	529
Intrasegment eliminations	(77)	(76)	(72)	(74)	(299)	(54)

Total revenues	805	783	828	696	3,112	475

Segment costs and expenses:
NGL cost of goods sold	28	20	19	23	90	19
Olefins cost of goods sold	51	69	46	65	231	62
Marketing cost of goods sold	684	681	752	629	2,746	381
Other cost of goods sold	12	10	8	7	37	6
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—
Other segment costs and expenses	54	58	69	84	265	66
Intrasegment eliminations	(77)	(76)	(72)	(74)	(299)	(54)

Total segment costs and expenses	633	720	822	663	2,838	480

Proportional Modified EBITDA of equity-method investments	10	9	11	20	50	11

Modified EBITDA	182	72	17	53	324	6
Adjustments	54	96	5	(66)	89	1

Adjusted EBITDA	$236	$168	$22	$(13)	$413	$7

Operating statistics

Ethane equity sales (million gallons)	27	28	28	33	116	36
Non-ethane equity sales (million gallons)	30	18	19	35	102	39

NGL equity sales (million gallons)	57	46	47	68	218	75

Ethane production (million gallons)	29	29	29	34	121	36
Non-ethane production (million gallons)	30	28	28	31	117	31

NGL production (million gallons)	59	57	57	65	238	67

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	—	—	—	—	—	2
Geismar ethylene margin ($/lb)	$—	$—	$—	$—	$—	$—
Canadian propylene sales volumes (millions lbs)	32	34	34	43	143	39
Canadian alky feedstock sales volumes (million gallons)	7	7	6	7	27	7

Overland Pass Pipeline Company LLC (equity investment)—100%
NGL Transportation volumes (Mbbls)	8,612	8,926	9,482	10,118	37,138	10,845

*	Recast due to the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2014***					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Access Midstream	$—	$—	$165	$133	$298	$133
Northeast G&P	359	291	288	253	1,191	115
Atlantic-Gulf	180	412	319	387	1,298	361
West	22	27	120	100	269	50
NGL & Petchem Services	161	211	136	120	628	75
Other	2	2	1	3	8	1

Total*	$724	$943	$1,029	$996	$3,692	$735

Purchase of business:
NGL & Petchem Services**	$25	$31	$—	$(56)	$—	$—

Purchase of investments:
Access Midstream	$—	$—	$65	$105	$170	$50
Northeast G&P	163	6	12	7	188	10
Atlantic-Gulf	51	9	21	25	106	20
NGL & Petchem Services	1	1	1	1	4	3

Total	$215	$16	$99	$138	$468	$83

Summary:
Access Midstream	$—	$—	$230	$238	$468	$183
Northeast G&P	$522	$297	$300	$260	$1,379	$125
Atlantic-Gulf	231	421	340	412	1,404	381
West	22	27	120	100	269	50
NGL & Petchem Services	187	243	137	65	632	78
Other	2	2	1	3	8	1

Total	$964	$990	$1,128	$1,078	$4,160	$818

Capital expenditures incurred, purchase of business, and purchase of investments:
Increases to property, plant, and equipment	$769	$867	$1,017	$918	$3,571	$645
Purchase of business	25	31	—	(56)	—	—
Purchase of investments	215	16	99	138	468	83

Total	$1,009	$914	$1,116	$1,000	$4,039	$728

*Increases to property, plant, and equipment	$769	$867	$1,017	$918	$3,571	$645
Changes in related accounts payable and accrued liabilities	(45)	76	12	78	121	90

Capital expenditures	$724	$943	$1,029	$996	$3,692	$735

**	These amounts relate to adjustments from the acquisition of certain Canadian operations from a subsidiary of Williams.

***	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. in first quarter 2015.

Pre-merger Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2014
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable cash flow” to GAAP “Net income”
Net income	$352	$234	$218	$300	$1,104
Income attributable to noncontrolling interests	—	(2)	(1)	(7)	(10)
Depreciation and amortization	208	207	209	231	855
Non-cash amortization of debt issuance costs included in interest expense	4	3	4	4	15
Equity earnings from investments	(23)	(32)	(36)	(41)	(132)
Allocated reorganization-related costs	—	—	—	—	—
Impairment of certain materials and equipment	—	17	—	23	40
Loss related to Geismar Incident	—	—	5	5	10
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79
Contingency (gain) loss, net of legal costs	—	—	—	(143)	(143)
Reimbursements from Williams under omnibus agreements	3	4	1	3	11
Loss related to Opal incident	—	6	—	2	8
Plymouth incident adjustment	—	3	3	6	12
Canadian income tax	—	4	8	28	40
Income related to partial acreage dedication release	—	—	(12)	—	(12)
Maintenance capital expenditures	(36)	(90)	(103)	(126)	(355)

Distributable cash flow excluding equity investments	562	450	296	214	1,522
Plus: Equity investments cash distributions to Williams Partners L.P.	43	54	71	52	220

Distributable cash flow	605	504	367	266	1,742
Less: Pre-partnership distributable cash flow	23	—	—	—	23

Distributable cash flow attributable to partnership operations	$582	$504	$367	$266	$1,719

Total cash distributed	$566	$577	$587	$—	$1,730

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.03	0.87	0.63	NA	NA

Net income divided by Total cash distributed	0.62	0.41	0.37	NA	NA

WPZ Net Income to Adjusted EBITDA

	2015			2016			2017
(‘$ in millions)	Low	Base	High	Low	Base	High	Low	Base	High

Net income from continuing operations	$1,555	$1,720	$1,885	$2,025	$2,225	$2,425	$2,465	$2,690	$2,915
Add: Net interest expense	855	855	855	965	960	955	1,075	1,065	1,055
Add: Provision for income taxes	15	15	15	25	25	25	25	25	25
Add: Depreciation & amortization (DD&A)	1,705	1,705	1,705	1,800	1,800	1,800	1,875	1,875	1,875
Less: Equity earnings from investments	(380)	(385)	(390)	(495)	(505)	(515)	(645)	(660)	(675)
Add: Proportionate share of EBITDA from investments[1]	665	670	675	800	810	820	955	970	985
Adjustments[2]	(115)	(115)	(115)	—	—	—	—	—	—

Adjusted EBITDA	$4,300	$4,465	$4,630	$5,120	$5,315	$5,510	$5,750	$5,965	$6,180

	2015			2016			2017
1) Proportionate Share of EBITDA from investments:	Low	Base	High	Low	Base	High	Low	Base	High

Net income from continuing operations	$380	$385	$390	$495	$505	$515	$645	$660	$675
Add: Net interest expense	53	53	53	58	58	58	61	61	61
Add: Depreciation & amortization (DD&A)	206	206	206	226	226	226	236	236	236
Other	26	26	26	21	21	21	13	13	13

Adjusted EBITDA from Equity Investments	$665	$670	$675	$800	$810	$820	$955	$970	$985

	2015			2016			2017
2) Adjustments:	Low	Base	High	Low	Base	High	Low	Base	High

Geismar incident adjustment for insurance and timing	($150)	($150)	($150)	—	—	—	—	—	—
ACMP acquisition-related expenses	35	35	35	—	—	—	—	—	—

Total Adjustments	($115)	($115)	($115)	—	—	—	—	—	—

WPZ Distributable Cash Flow and Cash Distribution Coverage Ratio

	2015			2016			2017
Dollars in millions, except per L.P. unit	Low	Base	High	Low	Base	High	Low	Base	High

Adjusted EBITDA[1]	$4,300	$4,465	$4,630	$5,120	$5,315	$5,510	$5,750	$5,965	$6,180
Less: Maintenance Capex[2]	(430)	(430)	(430)	(440)	(440)	(440)	(440)	(440)	(440)
Less: Interest Expense (cash portion)[3]	(885)	(885)	(885)	(1,000)	(995)	(990)	(1,110)	(1,100)	(1,090)
Less: Cash Taxes	(5)	(5)	(5)	(10)	(10)	(10)	(10)	(10)	(10)
Less: Noncontrolling Interests	(135)	(135)	(135)	(195)	(195)	(195)	(230)	(230)	(230)

Distributable Cash Flow Attributable to Partnership Operations	$2,845	$3,010	$3,175	$3,475	$3,675	$3,875	$3,960	$4,185	$4,410

Cash Distributions (accrued)	$3,010	$3,005	$2,995	$3,380	$3,440	$3,515	$3,770	$3,925	$4,090
—per L.P. Unit	$3.40	$3.40	$3.40	$3.64	$3.71	$3.78	$3.89	$4.04	$4.19
—Annual growth rate				7%	9%	11%	7%	9%	11%

Cash Distribution Coverage Ratio	0.95x	1.00x	1.06x	1.03x	1.07x	1.10x	1.05x	1.07x	1.08x

Notes: 1 A more detailed schedule reconciling this non-GAAP measure is provided in this presentation.    2 Includes proportionate share of maintenance capex of equity investments    3 Includes proportionate share of interest expense of equity investments